Exhibit 31.1

PRINCIPAL EXECUTIVE OFFICER CERTIFICATION

I, David A. Levin, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of Destination XL Group, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: June 2, 2014

/S/ DAVID A. LEVIN
David A. Levin
President and Chief Executive Officer